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                                                 Exhibit A

CAM Designs Inc

EPS Calaculations for period September 1, 1998 to August 30, 1998


Total loss as per unaudited consolidated interim accounts
Add:  Net assumed interest income for whole period
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
                                                                                         69,535
                                                                                  --------------

Adjusted net profit                                                                      69,535

Net loss per total weighted average                                                      69,535

                                                                                  --------------

                                                          = $0.03 cents/shares

EPS Calculations for period June 1, 1998 to November 30, 1998


Total income as per unaudited consolidated interim accounts
Add:  Net assumed interest income for whole period                                     (163,725)

                                                                                  --------------

Adjusted net income
                                                                                       (163,725)
Net Loss per total weighted average
                                                                                       (163,725)
                                                                                  --------------

                                                          = $0.06 cents/shares

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